News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Stephen Weiland
Senior Vice President & Deputy CFO
Phone:	847-383-0867
Email:	stephen.weiland@brunswick.com

Contact:	Lee Gordon
Chief Communications Officer
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Second Quarter Results
Exceptional Sales Growth and Operational Execution Drive Strong Earnings
Second Quarter GAAP Diluted EPS of $1.66 and As Adjusted Diluted EPS of $1.56
Increasing 2026 Full-Year Guidance: As Adjusted Diluted EPS in the range of $4.35 - $4.75
METTAWA, Ill., July 30, 2026 — Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2026:
Second Quarter 2026 Financial Results:

	Q2 2026
(in millions, except per share data)	GAAP	Change vs Q2'25		As Adjusted	Change vs Q2'25
Net Sales	$1,557.8	7.7%		$1,557.8	7.7%
Operating Earnings	$129.4	25.3%		$150.1	19.1%
Operating Margin	8.3%	120	bps	9.6%	90	bps
Diluted EPS from Continuing Operations	$1.66	84.4%		$1.56	34.5%

bps = basis points

“Brunswick delivered a strong second quarter despite a turbulent macroeconomic and geopolitical environment, with financial performance ahead of expectations and year-over-year sales growth across all reporting segments for the fourth consecutive quarter,” said David Foulkes, Brunswick

Chairman and Chief Executive Officer. “Our balanced portfolio, continued healthy OEM demand, strong boating participation, improved mix, and disciplined operational execution drove robust sales and earnings growth, further supported by the recognition of certain IEEPA tariff refunds. Absent the net IEEPA benefit, including its associated influence on variable compensation, adjusted operating earnings increased substantially versus Q2 2025, and adjusted EPS remained significantly ahead of expectations, demonstrating the strength of our underlying operating performance.

Certain parts of the U.S. and global new boat market remained pressured in the quarter, primarily in the value segments, as macro uncertainty and the prolonged conflict in Iran weighed on consumer sentiment. However, our premium- and core-biased portfolio remained resilient, and first-half U.S. retail was roughly flat when adjusted for the purposeful value-model rationalization actions initiated last year. Boat and engine pipelines remained lean and fresh, positioning Brunswick and its dealers well for future market improvement.

Our Propulsion business delivered another strong quarter with year-over-year sales growth driven by steady OEM demand, continued high market share, and strong international momentum, particularly in Latin America and Asia. Mercury Marine remains well positioned with five new engine programs on track and additional opportunities in repower, government, and commercial markets.

Engine Parts and Accessories delivered another strong quarter, supported by healthy boating participation and the resultant demand for products along with past pricing actions. The Products and Distribution businesses both contributed to improved profitability, underscoring the stability and attractive operating leverage of this recurring-revenue business.

Navico Group continued its strong performance trajectory, with sales growth across its business lines supported by new products, OEM wins, sustained aftermarket demand, and ongoing operational improvement actions. The business also advanced strategic opportunities in unmanned surface vessels and continued to demonstrate meaningful progress toward its margin-improvement objectives, remaining an important contributor to Brunswick’s technology leadership.

Our Boat segment grew both sales and earnings, benefiting from increased focus on premium and core brands, pricing actions, operational efficiencies, and continued growth in Freedom Boat Club. Freedom reached an important network milestone during the quarter announcing its 450th global network location and achieving a record 13 percent growth in first-half trips demonstrating the strength of boating participation and the appeal of shared-access boating.

Finally, we remain on track to retire at least $160 million of debt this year and have repurchased $35 million of shares year-to-date, underscoring our commitment to both maintaining an investment grade balance sheet and returning capital to our shareholders.

Our strong second quarter performance again highlighted the benefits of Brunswick’s balanced portfolio as we continue to manage through a dynamic external environment," Foulkes concluded.

2026 Second Quarter Results

For the second quarter of 2026, Brunswick reported consolidated net sales of $1,557.8 million, an increase of 8 percent versus the second quarter of 2025. Diluted EPS for the quarter was $1.66 on a GAAP basis and $1.56 on an as adjusted basis, an increase of 34 percent versus the second quarter of 2025.

Sales growth reflected steady OEM orders, continued strong P&A and aftermarket performance driven by healthy boating participation, pricing taken in previous periods, and improved mix. Adjusted operating earnings and margins increased as the benefits of the higher sales, favorable mix, and strong operating execution, in addition to IEEPA refunds, more than offset inflationary pressures, increased variable compensation, incremental tariffs, and accelerated product development investment.

Additionally, versus the second quarter of 2025:

Propulsion segment reported an 8 percent increase in sales resulting primarily from healthy OEM orders, steady market share, and pricing actions taken in recent quarters. Segment adjusted operating earnings increased 7 percent and adjusted operating margin was essentially flat, as higher sales, the net IEEPA tariff refund, and favorable absorption offset elevated material and labor inflation, incremental tariffs, and accelerated product development investment.

Engine Parts and Accessories segment reported a 9 percent increase in sales led by strong boater participation resulting in demand for parts and accessories and past pricing actions. Segment adjusted operating earnings increased 19 percent and adjusted operating margin expanded by 200 basis points, driven by the mix towards the Products business and leverage on higher sales.

Navico Group segment reported a 7 percent increase in sales with growth across all business lines supported by increased OEM demand from new products, sustained boating participation supporting the aftermarket, and pricing. Segment adjusted operating earnings increased 143 percent and adjusted operating margin expanded by 680 basis points, reflecting the IEEPA refund and higher sales. Excluding the net IEEPA impact, adjusted earnings and margin still increased significantly.

Boat segment reported a 5 percent increase in sales driven by beneficial mix from premium models, improved pricing and discounting, and growth in Freedom Boat Club. Segment adjusted operating earnings increased 45 percent and adjusted operating margin expanded by 120 basis points, reflecting higher sales, the flow-through of pricing and lower discounts, and operational efficiencies focused on cost removal. Freedom Boat Club continued its strong growth trajectory, achieving its 450th global network location and growth in members and trips.
Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $299.7 million at the end of the second quarter, up $24.0 million from 2025 year-end levels.
Net cash provided by operating activities of continuing operations during the first six months of 2026 was $251.5 million, primarily reflecting operating results and depreciation and amortization.
Investing and financing activities resulted in net cash used of $224.3 million during the first half of 2026 primarily due to $98.6 million of capital expenditures, $57.2 million of dividend payments, $31.2 million of share repurchases and $28.2 million of cash paid for the acquisition of the greater Boston & Cape Cod Freedom Boat Club franchise operations.

2026 Outlook
“As we move through the second half of 2026, we are very pleased with Brunswick’s ability to deliver strong performance in an uncertain environment,” said David Foulkes.

"While prolonged geopolitical uncertainty and inflation are certainly weighing on consumer sentiment, we continue to see some encouraging indicators across the marine ecosystem. These factors reinforce our confidence that Brunswick is structurally well positioned, with healthy channel dynamics, strong brand and product momentum, and high exposure to healthy boating participation trends.

The tariff environment remains fluid, but our mitigation actions and disciplined operational execution are helping offset external cost pressures. We now expect full-year incremental tariffs to be approximately $40 million, with the year-over-year impact heavily weighted to the first half. Our updated earnings outlook also reflects approximately $25 to $30 million of net IEEPA refunds expected to be recognized in 2026, inclusive of the resulting impact on enterprise-wide compensation. Together with continued business improvement actions, strong operating leverage, and mix benefits, we expect materially higher adjusted operating margin this year, while maintaining our commitment to keeping pipelines healthy and preserving balance-sheet strength," said Foulkes.

“Using our best estimates related to these items and all other business impacts, the following is our updated full-year guidance:
1.Net sales: $5.7 billion to $5.8 billion;
2.Adjusted operating margin: ~8.0 percent;
3.Adjusted diluted EPS: $4.35 to $4.75;
4.Free cash flow: $400 million or more; and
5.Third quarter 2026 revenue of $1.4 billion to $1.5 billion, and adjusted diluted EPS of $1.20 to $1.40.

This outlook reflects our increased visibility to the remainder of the year, strong margin improvement, the net benefit of recognized IEEPA refunds, and our confidence in Brunswick’s ability to deliver compelling results through a challenging macro environment while remaining well positioned to capture upside from any market improvement.

Finally, Brunswick will host its 2026 Investor Day on Tuesday, August 11, 2026, at Mercury Marine headquarters in Fond du Lac, Wisconsin. The event will include a live Q&A with Brunswick leadership, facility tours, and on-water experiences showcasing the latest Brunswick innovations. A prerecorded video strategy presentation will be published on the Company’s website in advance of the event," Foulkes concluded.

Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.
In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.
Conference Call Scheduled
Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, Chairman and Chief Executive Officer, Ryan M. Gwillim, Executive Vice President and Chief Financial and Strategy Officer, and Stephen Weiland, Senior Vice President and Deputy CFO. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.
Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday, August 6, 2026, by calling 877-660-6853 or 201-612-7415 (Access ID: 13761336). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes to trade policy and tariffs, including retaliatory tariffs; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; absorbing fixed costs in production; our ability to meet demand in a rapidly changing environment; public health emergencies or pandemics; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; the risk that restructuring or strategic divestitures will not provide business benefits; our ability to identify and complete targeted acquisitions; maintaining effective distribution; dealer and customer ability to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; risks associated with joint ventures that do not operate solely for our benefit; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2025. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.
About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, MerCruiser, Mercury Racing, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, Attwood, and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft, and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka, and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has approximately 14,000 employees operating in 26 countries. In 2025, Brunswick was named one of America’s Most Trusted Companies by Forbes Magazine in addition to winning more than 100 awards across the enterprise for the fourth straight year. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025	% Change
Net sales	$1,557.8	$1,447.0	8%	$2,935.9	$2,668.8	10%
Cost of sales	1,120.0	1,077.3	4%	2,154.5	1,995.2	8%
Selling, general and administrative expense	251.0	216.6	16%	493.2	424.6	16%
Research and development expense	50.4	41.8	21%	96.7	80.3	20%
Restructuring, exit and impairment charges	7.0	8.0	(13)%	11.8	9.1	30%
Operating earnings	129.4	103.3	25%	179.7	159.6	13%
Equity earnings	1.7	1.7	—%	3.3	3.9	(15)%
Other expense, net	(1.1)	(1.4)	(21)%	(2.7)	(0.1)	NM
Earnings before interest and income taxes	130.0	103.6	25%	180.3	163.4	10%
Interest expense	(24.8)	(30.0)	(17)%	(49.4)	(59.7)	(17)%
Interest income	1.2	1.7	(29)%	2.4	3.4	(29)%
Loss on early extinguishment of debt	—	—	NM	—	(3.7)	(100)%
Earnings before income taxes	106.4	75.3	41%	133.3	103.4	29%
Income tax (benefit) provision	(1.8)	15.7	NM	4.1	23.6	(83)%
Net earnings from continuing operations	$108.2	$59.6	82%	$129.2	$79.8	62%

Net earnings (loss) from discontinued operations, net of tax	1.6	(0.3)	NM	1.6	(0.3)	NM
Net earnings	$109.8	$59.3	85%	$130.8	$79.5	65%

Earnings per common share:
Basic
Earnings from continuing operations	$1.66	$0.90	84%	$1.98	$1.21	64%
Earnings (loss) from discontinued operations	0.02	(0.01)	NM	0.02	(0.01)	NM
Net earnings	$1.68	$0.89	89%	$2.00	$1.20	67%

Diluted
Earnings from continuing operations	$1.66	$0.90	84%	$1.97	$1.21	63%
Earnings (loss) from discontinued operations	0.02	(0.01)	NM	0.02	(0.01)	NM
Net earnings	$1.68	$0.89	89%	$1.99	$1.20	66%

Weighted average shares used for computation of:
Basic earnings per common share	65.4	66.0		65.4	66.1
Diluted earnings per common share	65.5	66.0		65.6	66.2

Effective tax rate	(1.7)%	20.8%		3.1%	22.8%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP	$129.4	$103.3	$1.66	$0.90
Purchase accounting amortization	14.4	14.7	0.18	0.17
Restructuring, exit and impairment charges	7.0	8.0	0.11	0.09
Supplier bankruptcy expense	0.8	—	0.01	—
Acquisition, integration, and IT related costs	0.2	—	—	—
Gain on sale of assets	(1.7)	—	(0.02)	—
Special tax items	—	—	(0.38)	—
As Adjusted	$150.1	$126.0	$1.56	$1.16

GAAP operating margin	8.3%	7.1%
Adjusted operating margin	9.6%	8.7%

	Six Months Ended
	Operating Earnings		Diluted Earnings Per Share
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
GAAP	$179.7	$159.6	$1.97	$1.21
Purchase accounting amortization	28.9	29.3	0.35	0.34
Restructuring, exit and impairment charges	11.8	9.1	0.18	0.10
Supplier bankruptcy expense	11.2	—	0.14	—
Acquisition, integration, and IT related costs	0.6	0.1	0.01	—
Loss on sale of assets	0.5	—	0.01	—
Loss on early extinguishment of debt	—	—	—	0.04
Special tax items	—	—	(0.39)	0.03
As Adjusted	$232.7	$198.1	$2.27	$1.72

GAAP operating margin	6.1%	6.0%
Adjusted operating margin	7.9%	7.4%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025
Propulsion	$644.0	$598.2	7.7%	$71.2	$65.8	8.2%	11.1%	11.0%
Engine Parts & Accessories	367.9	337.8	8.9%	85.6	71.7	19.4%	23.3%	21.2%
Navico Group	215.8	202.3	6.7%	13.2	(7.6)	NM	6.1%	(3.8)%
Boat	424.4	405.6	4.6%	15.3	11.1	37.8%	3.6%	2.7%
Corporate/Other	—	—		(55.9)	(37.7)	(48.3)%
Segment Eliminations	(94.3)	(96.9)	2.7%	—	—
Total	$1,557.8	$1,447.0	7.7%	$129.4	$103.3	25.3%	8.3%	7.1%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025
Propulsion	$644.0	$598.2	7.7%	$72.1	$67.3	7.1%	11.2%	11.3%
Engine Parts & Accessories	367.9	337.8	8.9%	85.8	72.1	19.0%	23.3%	21.3%
Navico Group	215.8	202.3	6.7%	26.2	10.8	NM	12.1%	5.3%
Boat	424.4	405.6	4.6%	19.1	13.2	44.7%	4.5%	3.3%
Corporate/Other	—	—		(53.1)	(37.4)	(42.0)%
Segment Eliminations	(94.3)	(96.9)	2.7%	—	—
Total	$1,557.8	$1,447.0	7.7%	$150.1	$126.0	19.1%	9.6%	8.7%

Segment Information - GAAP

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025
Propulsion	$1,215.3	$1,085.2	12.0%	$105.6	$111.9	(5.6)%	8.7%	10.3%
Engine Parts & Accessories	657.7	593.1	10.9%	131.2	110.8	18.4%	19.9%	18.7%
Navico Group	439.3	410.5	7.0%	18.3	(10.4)	NM	4.2%	(2.5)%
Boat	819.1	777.7	5.3%	21.8	18.8	16.0%	2.7%	2.4%
Corporate/Other	—	—		(97.2)	(71.5)	(35.9)%
Segment Eliminations	(195.5)	(197.7)	1.1%	—	—
Total	$2,935.9	$2,668.8	10.0%	$179.7	$159.6	12.6%	6.1%	6.0%

Segment Information - As Adjusted (Non-GAAP)

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025	% Change	July 4, 2026	June 28, 2025
Propulsion	$1,215.3	$1,085.2	12.0%	$114.4	$113.8	0.5%	9.4%	10.5%
Engine Parts & Accessories	657.7	593.1	10.9%	134.2	111.2	20.7%	20.4%	18.7%
Navico Group	439.3	410.5	7.0%	44.6	22.0	NM	10.2%	5.4%
Boat	819.1	777.7	5.3%	33.9	22.3	52.0%	4.1%	2.9%
Corporate/Other	—	—		(94.4)	(71.2)	(32.6)%
Segment Eliminations	(195.5)	(197.7)	1.1%	—	—
Total	$2,935.9	$2,668.8	10.0%	$232.7	$198.1	17.5%	7.9%	7.4%
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$644.0	$598.2	$45.8	7.7%

GAAP operating earnings	$71.2	$65.8	$5.4	8.2%
Supplier bankruptcy expense	0.6	—	0.6	NM
Purchase accounting amortization	0.3	0.3	—	NM
Restructuring, exit and impairment charges	—	1.2	(1.2)	NM
Adjusted operating earnings	$72.1	$67.3	$4.8	7.1%

GAAP operating margin	11.1%	11.0%		10 bps
Adjusted operating margin	11.2%	11.3%		(10) bps

Engine Parts & Accessories Segment	Three Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$367.9	$337.8	$30.1	8.9%

GAAP operating earnings	$85.6	$71.7	$13.9	19.4%
Supplier bankruptcy expense	0.2	—	0.2	NM
Restructuring, exit and impairment charges	—	0.4	(0.4)	NM
Adjusted operating earnings	$85.8	$72.1	$13.7	19.0%

GAAP operating margin	23.3%	21.2%		210 bps
Adjusted operating margin	23.3%	21.3%		200 bps

Navico Group Segment	Three Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$215.8	$202.3	$13.5	6.7%

GAAP operating earnings (loss)	$13.2	$(7.6)	$20.8	NM
Purchase accounting amortization	13.0	13.3	(0.3)	(2.3)%
Restructuring, exit and impairment charges	—	5.1	(5.1)	NM
Adjusted operating earnings	$26.2	$10.8	$15.4	NM

GAAP operating margin	6.1%	(3.8)%		990 bps
Adjusted operating margin	12.1%	5.3%		680 bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$424.4	$405.6	$18.8	4.6%

GAAP operating earnings	$15.3	$11.1	$4.2	37.8%
Restructuring, exit and impairment charges	4.2	1.0	3.2	NM
Purchase accounting amortization	1.1	1.1	—	NM
Acquisition, integration, and IT related costs	0.2	—	0.2	NM
Gain on sale of assets	(1.7)	—	(1.7)	NM
Adjusted operating earnings	$19.1	$13.2	$5.9	44.7%

GAAP operating margin	3.6%	2.7%		90 bps
Adjusted operating margin	4.5%	3.3%		120 bps

Corporate/Other	Three Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
GAAP operating loss	$(55.9)	$(37.7)	$(18.2)	(48.3)%
Restructuring, exit and impairment charges	2.8	0.3	2.5	NM
Adjusted operating loss	$(53.1)	$(37.4)	$(15.7)	(42.0)%

Propulsion Segment	Six Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$1,215.3	$1,085.2	$130.1	12.0%

GAAP operating earnings	$105.6	$111.9	$(6.3)	(5.6)%
Supplier bankruptcy expense	8.2	—	8.2	NM
Purchase accounting amortization	0.6	0.6	—	NM
Restructuring, exit and impairment charges	—	1.2	(1.2)	NM
Acquisition, integration, and IT related costs	—	0.1	(0.1)	NM
Adjusted operating earnings	$114.4	$113.8	$0.6	0.5%

GAAP operating margin	8.7%	10.3%		(160) bps
Adjusted operating margin	9.4%	10.5%		(110) bps

Engine Parts & Accessories Segment	Six Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$657.7	$593.1	$64.6	10.9%

GAAP operating earnings	$131.2	$110.8	$20.4	18.4%
Supplier bankruptcy expense	3.0	—	3.0	NM
Restructuring, exit and impairment charges	—	0.4	(0.4)	NM
Adjusted operating earnings	$134.2	$111.2	$23.0	20.7%

GAAP operating margin	19.9%	18.7%		120 bps
Adjusted operating margin	20.4%	18.7%		170 bps

bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Navico Group Segment	Six Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$439.3	$410.5	$28.8	7.0%

GAAP operating earnings (loss)	$18.3	$(10.4)	$28.7	NM
Purchase accounting amortization	26.1	26.5	(0.4)	(1.5)%
Restructuring, exit and impairment charges	0.2	5.9	(5.7)	(96.6)%
Adjusted operating earnings	$44.6	$22.0	22.6	NM

GAAP operating margin	4.2%	(2.5)%		670 bps
Adjusted operating margin	10.2%	5.4%		480 bps

Boat Segment	Six Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales	$819.1	$777.7	$41.4	5.3%

GAAP operating earnings	21.8	$18.8	$3.0	16.0%
Restructuring, exit and impairment charges	8.8	1.3	7.5	NM
Purchase accounting amortization	2.2	2.2	—	NM
Acquisition, integration, and IT related costs	0.6	—	0.6	NM
Loss on sale of assets	0.5	—	0.5	NM
Adjusted operating earnings	$33.9	$22.3	$11.6	52.0%

GAAP operating margin	2.7%	2.4%		30 bps
Adjusted operating margin	4.1%	2.9%		120 bps

Corporate/Other	Six Months Ended		2026 vs. 2025
	July 4, 2026	June 28, 2025	$ Change	% Change
GAAP operating loss	$(97.2)	$(71.5)	$(25.7)	(35.9)%
Restructuring, exit and impairment charges	2.8	0.3	2.5	NM
Adjusted operating loss	$(94.4)	$(71.2)	$(23.2)	(32.6)%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 4, 2026		December 31, 2025	June 28, 2025
Assets
Current assets
Cash and cash equivalents	$288.1		$256.8	$315.7
Restricted cash	10.8		18.1	18.2
Short-term investments in marketable securities	0.8		0.8	0.8
Total cash and short-term investments in marketable securities	299.7		275.7	334.7
Accounts and notes receivable, net	559.3		522.8	509.8
Inventories
Finished goods	776.4		767.4	832.7
Work-in-process	163.4		146.9	165.6
Raw materials	277.2		278.0	306.8
Net inventories	1,217.0		1,192.3	1,305.1
Prepaid expenses and other	130.9		72.5	86.7
Current assets	2,206.9		2,063.3	2,236.3

Net property	1,199.5		1,207.8	1,238.5

Other assets
Goodwill	694.4		681.2	986.1
Other intangibles, net	828.9		854.8	899.4
Deferred income tax asset	293.2		272.2	207.2
Operating lease assets	215.0		170.2	163.5
Equity investments	33.9		34.4	35.0
Other long-term assets	33.4		28.3	28.3
Other assets	2,098.8		2,041.1	2,319.5

Total assets	$5,505.2		$5,312.2	$5,794.3

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$295.2	`	$295.4	$176.6
Accounts payable	465.9		374.9	422.7
Accrued expenses	763.6		758.4	735.1
Current liabilities	1,524.7		1,428.7	1,334.4

Debt	1,805.7		1,806.8	2,097.5
Other long-term liabilities	496.1		451.1	457.4
Shareholders’ equity	1,678.7		1,625.6	1,905.0
Total liabilities and shareholders’ equity	$5,505.2		$5,312.2	$5,794.3

Supplemental Information
Debt-to-capitalization rate	55.6%		56.4%	54.4%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	July 4, 2026	June 28, 2025
Cash flows from operating activities
Net earnings	$130.8	$79.5
Less: net earnings (loss) from discontinued operations, net of tax	1.6	(0.3)
Net earnings from continuing operations	129.2	79.8
Depreciation and amortization	148.5	143.2
Stock compensation expense	27.4	17.1
Asset impairment charges	0.6	0.4
Deferred income taxes	(16.9)	(0.6)
Changes in certain current assets and current liabilities	(30.9)	60.2
Extended warranty contracts and other deferred revenue	6.6	8.5
Income taxes	(13.8)	7.1
Other, net	0.8	(6.6)
Net cash provided by operating activities of continuing operations	251.5	309.1
Net cash used for operating activities of discontinued operations	(1.8)	(20.3)
Net cash provided by operating activities	249.7	288.8

Cash flows from investing activities
Capital expenditures	(98.6)	(82.6)
Investments	0.4	0.5
Acquisition of business, net of cash acquired	(28.2)	—
Proceeds from the sale of property, plant and equipment	9.2	6.8
Other, net	—	5.3
Net cash used for investing activities	(117.2)	(70.0)

Cash flows from financing activities
Net proceeds from issuances of short-term debt	—	267.6
Payments of short-term debt	—	(212.7)
Payments of long-term debt including current maturities	(2.5)	(127.3)
Common stock repurchases	(31.2)	(43.1)
Cash dividends paid	(57.2)	(56.6)
Tax withholding associated with shares issued for share-based compensation	(15.7)	(7.1)
Other, net	(0.5)	(1.8)
Net cash used for financing activities	(107.1)	(181.0)

Effect of exchange rate changes	(1.4)	10.2
Net increase in Cash and cash equivalents and Restricted cash	24.0	48.0
Cash and cash equivalents and Restricted cash at beginning of period	274.9	285.9

Cash and cash equivalents and Restricted cash at end of period	298.9	333.9
Less: Restricted cash	10.8	18.2
Cash and cash equivalents at the end of period	$288.1	$315.7

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$251.5	$309.1

Net cash (used for) provided by:
Capital expenditures	(98.6)	(82.6)
Proceeds from the sale of property, plant and equipment	9.2	6.8
Effect of exchange rate changes on cash and cash equivalents	(1.4)	10.2
Free cash flow	$160.7	$243.5